Exhibit 99.1

Northern Oil and Gas, Inc. Announces 2012 Third Quarter Results of Operations

WAYZATA, MINNESOTA — November 8, 2012 — Northern Oil and Gas, Inc. (NYSE MKT: NOG) (“Northern Oil”) today announced 2012 third quarter results of operations.

2012 THIRD QUARTER HIGHLIGHTS

•	Quarterly production of 1,037,972 barrels of oil equivalent (“Boe”), or 11,282 average Boe per day
•	96% year-over-year production growth compared to 2011 third quarter
•	Oil and Gas Sales including the impact of settled derivatives of $82.4 million, representing a 97% year-over-year increase compared to 2011 third quarter
•	10.9 net wells completed and placed into production during 2012 third quarter, resulting in 98.5 total net producing wells as of September 30, 2012

Adjusted Net Income for the third quarter of 2012 was $16.7 million, or $0.27 per diluted share.  This compares to $0.22 per diluted share for the second quarter of 2012.  Adjusted Net Income for the third quarter of 2012 excludes the impact of unrealized mark-to-market losses on derivative instruments and severance expenses in connection with the departure of our former president.  Northern Oil’s GAAP net income for the third quarter of 2012 was $0.3 million, or less than $0.01 per diluted share, as compared to $43.6 million, or $0.70 per diluted share, in the second quarter of 2012.

For the third quarter of 2012, Northern Oil’s oil and gas sales including the impact of settled derivatives was $82.4 million, a sequential increase of 19% as compared to the second quarter of 2012.  Adjusted EBITDA for the third quarter of 2012 was $63.1 million, a sequential increase of 19% as compared to the second quarter of 2012.

ACREAGE UPDATE

As of September 30, 2012, Northern Oil controlled approximately 184,000 net acres in the Williston Basin Bakken and Three Forks plays.  During the third quarter of 2012, Northern Oil acquired or earned through farm-in arrangements leasehold interests covering an aggregate of 3,815 net acres in its key prospect areas, for an average cost of approximately $2,060 per net acre.

As of September 30, 2012, Northern Oil controlled approximately 114,000 net acres that were developed, held by production, held by operations or permitted, representing approximately 62% of Northern Oil’s overall Williston Basin position.  Approximately 72% of Northern Oil’s acreage position in North Dakota was developed, held by production, held by operations or permitted as of September 30, 2012.

DRILLING AND COMPLETIONS UPDATE

During the third quarter of 2012, Northern Oil participated in 149 gross (10.9 net) wells that were completed and placed into production.  As a result, Northern Oil’s producing wells totaled 1,104 gross (98.5 net) as of September 30, 2012.  In addition to these wells, Northern Oil was participating in 153 gross (10.1 net) Bakken or Three Forks wells drilling or awaiting completion at September 30, 2012.  Northern Oil participated in approximately 418 gross (32.7 net) wells that were spud during the first nine months of 2012.

THIRD QUARTER 2012 OPERATING AND FINANCIAL RESULTS

The following tables summarize Northern Oil’s third quarter operating and financial results for 2012 as compared to 2011:

	Three Months Ended September 30,
	2012	2011	% Change
Net Production:
Oil (Bbl)	954,831	491,646	94
Natural Gas and other liquids (Mcf)	498,846	220,298	126
Total (Boe)	1,037,972	528,362	96

Average Daily Production:
Oil (Bbl)	10,379	5,344
Natural Gas and other liquids (Mcf)	5,422	2,395
Total (Boe)	11,282	5,743

Average Sales Prices:
Oil (per Bbl)	$82.89	$85.70
Effect of oil hedges on average price (per Bbl)	1.78	(3.71)
Oil net of hedging (per Bbl)	84.67	81.99	3
Natural Gas and other liquids (per Mcf)	3.10	7.01	(56)
Realized price per Boe(a)	79.38	79.22	-

Average Production Costs (per Boe of production):
Production Expenses	$8.42	$7.40	14
Production Taxes	7.80	8.07	(3)
General and Administrative, including non-cash share based compensation	9.12	7.71	18
Depletion	26.93	20.34	32

(a)	Realized prices include realized gains or losses on cash settlements for commodity derivatives.

In the third quarter of 2012, oil, natural gas and NGL sales, including the effect of settled derivatives, increased 97% as compared to the third quarter of 2011, driven primarily by a 96% increase in production.  Higher oil price differentials in the third quarter of 2012 lowered the average realized price in the third quarter of 2012 as compared to the same period in 2011.  The oil price differential during the third quarter of 2012 was $10.18 per barrel, as compared to $4.91 per barrel in the third quarter of 2011.

As a result of forward oil price changes, Northern Oil recognized mark-to-market non-cash derivative losses of $22.3 million in the third quarter of 2012 compared to non-cash gains of $27.1 million in the third quarter of 2011.  Additionally, as a result of crude oil derivative settlements, Northern Oil incurred a net cash gain of $1.7 million in the third quarter of 2012, compared to a loss of $1.8 million in the third quarter of 2011.

Production expenses were $8.7 million in the third quarter of 2012 compared to $3.9 million in the third quarter of 2011.  Northern Oil experiences increases in aggregate operating expenses as it adds new wells and maintains production from existing properties. On a per unit basis, production expenses per Boe increased from $7.40 per barrel sold in the third quarter of 2011 to $8.42 in the third quarter of 2012.  This increase was primarily due to increased saltwater disposal costs and production-enhancing workover activities.

Northern Oil pays production taxes based on realized oil and gas sales.  These costs were $8.1 million in the third quarter of 2012, compared to $4.3 million in the third quarter of 2011.  Production taxes were 10.0% in the third quarter of 2012 and 9.8% in the third quarter of 2011.  The third quarter of 2012 average production tax rate was higher than the third quarter of 2011 average due to greater levels of production from properties that did not qualify for reduced rates or tax exemptions during 2012.

Total general and administrative expense (including non-cash share based compensation) was $9.5 million for the third quarter of 2012, compared to $4.1 million for the third quarter of 2011. General and administrative expenses for the third quarter of 2012 include a one-time severance charge in connection with the departure of our former president comprised of $4.3 million of non-cash, share based compensation and other expenses estimated at $0.6 million.  General and administrative expenses net of non-cash share based compensation were approximately $2.5 million for the third quarter of 2012, compared to $1.9 million for the third quarter of 2011.  Excluding the one-time severance charge, the year-over-year increase in general and administrative expenses is primarily the result of increased staffing to support Northern Oil’s growth.

Depletion, depreciation, amortization and accretion (“DD&A”) was $28.1 million in the third quarter of 2012, compared to $10.8 million in the third quarter of 2011.  The increase in aggregate DD&A expense for the third quarter of 2012 compared to the third quarter of 2011 was driven by a 96% increase in production.  Depletion expense, the largest component of DD&A, was $26.93 per Boe in the third quarter of 2012, compared to $20.34 per Boe in the third quarter of 2011, which increase was primarily due to increased estimates of future drilling, completion and operating costs.

The provision for income taxes was $0.2 million in the third quarter of 2012, compared to $17.2 million in the third quarter of 2011.  The effective tax rate in the third quarter of 2012 was 41.6%, compared to an effective tax rate of 37.5% in the third quarter of 2011.

Net income was $0.3 million in the third quarter of 2012, compared to net income of $28.6 million in the third quarter of 2011.  Net income per fully diluted share was $0.00 in the third quarter of 2012, compared to $0.46 in the third quarter of 2011.

Adjusted Net Income for the third quarter of 2012 was $16.7 million, or $0.27 per diluted share, as compared to $11.9 million, or $0.19 per diluted share, for the third quarter of 2011.  The increase in Adjusted Net Income is primarily due to Northern Oil’s continued addition of crude oil and natural gas production from new wells, which was partially offset by a higher depletion rate in the third quarter of 2012 compared to the third quarter of 2011.  Northern Oil defines Adjusted Net Income as net income (loss) excluding (i) unrealized gain (loss) on derivative instruments, net of tax, and (ii) severance expenses in connection with the departure of Northern Oil’s former president, net of tax.

Adjusted EBITDA for the third quarter of 2012 was $63.1 million, which represents a 98% increase over Adjusted EBITDA of $31.9 million for the third quarter of 2011.  Northern Oil defines Adjusted EBITDA as net income (loss) before (i) interest expense, (ii) income taxes, (iii) depreciation, depletion, amortization and accretion, (iv) unrealized gain (loss) on derivative instruments and (v) non-cash share based compensation expense.

Adjusted Net Income and Adjusted EBITDA are non-GAAP measures.  A reconciliation of these measures to their most directly comparable GAAP measure is included in the accompanying financial tables found later in this release.  Management believes the use of these non-GAAP financial measures provides useful information to investors to gain an overall understanding of current financial performance.  Specifically, management believes the non-GAAP results included herein provide useful information to both management and investors by excluding certain expenses and unrealized derivatives gains and losses that management believes are not indicative of Northern Oil’s core operating results.  In addition, these non-GAAP financial measures are used by management for budgeting and forecasting as well as subsequently measuring Northern Oil’s performance, and management believes it is providing investors with financial measures that most closely align to its internal measurement processes.

DERIVATIVES UPDATE

The following table summarizes Northern Oil’s current oil derivative contracts, by fiscal quarter:

	COSTLESS COLLARS		SWAPS
Contract Period	Volume (Bbls)	Weighted Average Floor/Ceiling Price (per Bbl)	Volume (Bbls)	Weighted Average Price (per Bbl)
2012:
Q4	384,140	$91.20 - $105.93	562,500	$93.66
2013:
Q1	565,550	$89.65 - $103.94	180,000	$91.58
Q2	526,481	$89.74 - $104.02	225,000	$91.17
Q3	543,374	$90.29 - $104.35	255,000	$92.48
Q4	517,864	$90.38 - $104.41	300,000	$92.03
2014:
Q1	60,000	$90.00 - $99.05	540,000	$92.42
Q2	60,000	$90.00 - $99.05	600,000	$92.13
Q3	60,000	$90.00 - $99.05	300,000	$91.26
Q4	60,000	$90.00 - $99.05	300,000	$91.26

MANAGEMENT COMMENT

Michael Reger, CEO, commented: “We continue to be very pleased with our results.  Our record quarterly production reflects our high quality asset base, the quality of our operating partners, and exceptional performance by the entire Northern Oil team.  As many of our operating partners have mentioned, we expect improved operational efficiencies and service costs to trend lower.  The availability of completion services has shortened spud to sales times, and take-away capacity remains healthy.  We remain committed to maintaining a strong balance sheet and focused on executing our simple and effective business plan.”

THIRD QUARTER 2012 EARNINGS RELEASE CONFERENCE CALL

In conjunction with Northern Oil’s release of its financial and operating results, investors, analysts and other interested parties are invited to listen to a conference call with management on Thursday, November 8, 2012 at 9:00 a.m. Central Standard Time.  Details for the conference call are as follows:

Dial-In Number:  (800) 811-0667 (US/Canada) and (913) 312-0960 (International)
Conference ID:  4664162 - Northern Oil and Gas, Inc. Third Quarter 2012 Earnings Call
Replay Dial-In Number: (888) 203-1112 (US/Canada) and (719) 457-0820 (International)
Replay Access Code:  4664162 - Replay will be available through November 22, 2012

ABOUT NORTHERN OIL AND GAS

Northern Oil and Gas, Inc. is an exploration and production company with a core area of focus in the Williston Basin Bakken and Three Forks play in North Dakota and Montana.

More information about Northern Oil and Gas, Inc. can be found at www.NorthernOil.com.

SAFE HARBOR

This press release contains forward-looking statements regarding future events and future results that are subject to the safe harbors created under the Securities Act of 1933 (the “Securities Act”) and the Securities Exchange Act of 1934 (the “Exchange Act”).  All statements other than statements of historical facts included in this release regarding Northern Oil’s financial position, business strategy, plans and objectives of management for future operations, industry conditions, and indebtedness covenant compliance are forward-looking statements.  When used in this release, forward-looking statements are generally accompanied by terms or phrases such as “estimate,” “project,” “predict,” “believe,” “expect,” “anticipate,” “target,” “plan,” “intend,” “seek,” “goal,” “will,” “should,” “may” or other words and similar expressions that convey the uncertainty of future events or outcomes.  Items contemplating or making assumptions about actual or potential future sales, market size, collaborations, and trends or operating results also constitute such forward-looking statements.

Forward-looking statements involve inherent risks and uncertainties, and important factors (many of which are beyond Northern Oil’s control) that could cause actual results to differ materially from those set forth in the forward-looking statements, including the following: changes in crude oil and natural gas prices, general economic or industry conditions, nationally and/or in the communities in which Northern Oil conducts business, changes in the interest rate environment, legislation or regulatory requirements, conditions of the securities markets, Northern Oil’s ability to raise capital, changes in accounting principles, policies or guidelines, financial or political instability, acts of war or terrorism, and other economic, competitive, governmental, regulatory and technical factors affecting Northern Oil’s operations, products, services and prices.

Northern Oil has based these forward-looking statements on its current expectations and assumptions about future events.  While management considers these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory and other risks, contingencies and uncertainties, most of which are difficult to predict and many of which are beyond Northern Oil’s control.

CONTACT:

Investor Relations
Erik Nerhus
952-476-9800

NORTHERN OIL AND GAS, INC.
STATEMENTS OF INCOME AND COMPREHENSIVE INCOME
FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2012 AND 2011
(UNAUDITED)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2012	2011	2012	2011
REVENUES
Oil and Gas Sales	$80,690,301	$43,680,619	$216,268,712	$106,203,904
Gain (Loss) on Settled Derivatives	1,701,296	(1,824,719)	(4,729,186)	(10,695,006)
Unrealized (Loss) Gain on Derivative Instruments	(22,308,470)	27,105,400	18,125,928	26,675,003
Other Revenue	12,486	88,738	160,752	218,984
Total Revenues	60,095,613	69,050,038	229,826,206	122,402,885

OPERATING EXPENSES
Production Expenses	8,734,636	3,910,859	22,540,237	8,542,761
Production Taxes	8,092,843	4,261,407	20,829,732	10,188,308
General and Administrative Expense	9,467,711	4,073,988	18,568,696	10,113,995
Depletion of Oil and Gas Properties	27,952,585	10,749,384	71,781,894	25,962,463
Depreciation and Amortization	104,830	75,597	304,226	214,205
Accretion of Discount on Asset Retirement Obligations	23,709	7,781	61,162	20,305
Total Expenses	54,376,314	23,079,016	134,085,947	55,042,037

INCOME FROM OPERATIONS	5,719,299	45,971,022	95,740,259	67,360,848

OTHER INCOME (EXPENSE)
Interest Expense	(5,205,822)	(182,499)	(8,130,225)	(425,687)
Interest Income	106	1,699	1,206	567,327
Gain on Available for Sale Securities	-	-	-	215,092
Total Other Income (Expense)	(5,205,716)	(180,800)	(8,129,019)	356,732

INCOME BEFORE INCOME TAXES	513,583	45,790,222	87,611,240	67,717,580

INCOME TAX PROVISION	213,422	17,173,000	34,878,772	25,725,300

NET INCOME	$300,161	$28,617,222	$52,732,468	$41,992,280

OTHER COMPREHENSIVE INCOME, NET OF TAX
Unrealized Gains on Marketable Securities (Net of Tax of $109,000 for the nine months ended September 30, 2011)	-	-	-	173,846
Reclassification of Derivative Instruments Included in Income (Net of Tax of $119,000 for the three months ended September 30, 2011 and $39,000 and $331,000 for the nine months ended September 30, 2012 and 2011, respectively)	-	176,950	62,309	518,900
Total Other Comprehensive Income	$-	$176,950	$62,309	$692,746

COMPREHENSIVE INCOME	$300,161	$28,794,172	$52,794,777	$42,685,026

Net Income Per Common Share – Basic	$0.00	$0.46	$0.84	$0.68
Net Income Per Common Share – Diluted	$0.00	$0.46	$0.84	$0.68
Weighted Average Shares Outstanding – Basic	62,589,256	61,919,641	62,410,110	61,708,537
Weighted Average Shares Outstanding – Diluted	62,882,673	62,265,502	62,753,241	62,114,115

NORTHERN OIL AND GAS, INC.
BALANCE SHEETS
SEPTEMBER 30, 2012 AND DECEMBER 31, 2011

	September 30, 2012	December 31,
	(UNAUDITED)	2011
CURRENT ASSETS
Cash and Cash Equivalents	$8,234,566	$6,279,587
Trade Receivables	79,324,983	51,418,830
Advances to Operators	4,050,511	17,530,474
Prepaid Expenses	758,476	486,421
Other Current Assets	280,052	317,460
Derivative Instruments	4,005,611	-
Deferred Tax Asset	-	4,472,000
Total Current Assets	96,654,199	80,504,772

PROPERTY AND EQUIPMENT
Oil and Natural Gas Properties, Full Cost Method of Accounting
Proved	1,051,333,841	566,195,321
Unproved	104,910,316	137,784,903
Other Property and Equipment	3,173,798	2,988,641
Total Property and Equipment	1,159,417,955	706,968,865
Less - Accumulated Depreciation and Depletion	135,352,039	63,265,919
Total Property and Equipment, Net	1,024,065,916	643,702,946

DERIVATIVE INSTRUMENTS	2,283,655	-

DEBT ISSUANCE COSTS	12,211,806	1,386,201

TOTAL ASSETS	$1,135,215,576	$725,593,919

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
Accounts Payable	$122,259,062	$110,133,286
Accrued Expenses	2,769,351	65,443
Accrued Interest	9,022,667	98,798
Derivative Instruments	-	9,363,068
Deferred Tax Liability	709,000	-
Total Current Liabilities	134,760,080	119,660,595

LONG-TERM LIABILITIES
Revolving Credit Facility	68,000,000	69,900,000
8% Senior Notes Due 2020	300,000,000	-
Derivative Instruments	-	2,574,903
Other Noncurrent Liabilities	1,422,683	959,366
Deferred Tax Liability	65,657,000	35,929,000
Total Long-Term Liabilities	435,079,683	109,363,269

TOTAL LIABILITIES	569,839,763	229,023,864

COMMITMENTS AND CONTINGENCIES (NOTE 8)

STOCKHOLDERS' EQUITY
Preferred Stock, Par Value $.001; 5,000,000Authorized, No Shares Outstanding	-	-
Common Stock, Par Value $.001; 95,000,000 Authorized, (9/30/2012 – 63,490,667
Shares Outstanding and 12/31/2011 – 63,330,421 Shares Outstanding)	63,491	63,330
Additional Paid-In Capital	464,209,170	448,198,350
Retained Earnings	101,103,152	48,370,684
Accumulated Other Comprehensive Loss	-	(62,309)
Total Stockholders' Equity	565,375,813	496,570,055

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$1,135,215,576	$725,593,919

NORTHERN OIL AND GAS, INC.
Reconciliation of Adjusted EBITDA
(UNAUDITED)

	Three Months Ended		Nine Months Ended
	September 30, 2012	September 30, 2011	September 30, 2012	September 30, 2011

Net Income	$300,161	$28,617,222	$52,732,468	$41,992,280
Add Back:
Interest Expense	5,205,822	182,499	8,130,225	425,687
Income Tax Provision	213,422	17,173,000	34,878,772	25,725,300
Depreciation, Depletion, Amortization, and Accretion	28,081,124	10,832,762	72,147,282	26,196,973
Non- Cash Share Based Compensation	6,998,765	2,188,900	11,295,664	5,552,245
Unrealized Loss (Gain) on Derivative Instruments	22,308,470	(27,105,400)	(18,125,928)	(26,675,003)
Adjusted EBITDA	$63,107,764	$31,888,983	$161,058,483	$73,217,482

NORTHERN OIL AND GAS, INC.
Reconciliation of GAAP Net Income to Adjusted Net Income
(UNAUDITED)

	Three Months Ended		Nine Months Ended
	September 30, 2012	September 30, 2011	September 30, 2012	September 30, 2011

Net Income	$300,161	$28,617,222	$52,732,468	$41,992,280
Add:
Unrealized Loss (Gain) on Derivative Instruments, Net of Tax(a)	13,429,470	(16,766,400)	(10,911,928)	(16,504,003)
Severance Expense, Net of Tax(b)	2,954,631	-	2,954,631	-
Adjusted Net Income	$16,684,262	$11,850,822	$44,775,171	$25,488,277

Weighted Average Shares Outstanding – Basic	62,589,256	61,919,641	62,410,110	61,708,537
Weighted Average Shares Outstanding – Diluted	62,882,673	62,265,502	62,753,241	62,114,115

Net Income Per Common Share – Basic	$-	$0.46	$0.84	$0.68
Add:
Change due to Unrealized Loss (Gain) on Derivative Instruments, Net of Tax	0.22	(0.27)	(0.17)	(0.27)
Change due to Severance Expense, Net of Tax	0.05	-	0.05	-
Adjusted Net Income Per Common Share – Basic	$0.27	$0.19	$0.72	$0.41

Net Income Per Common Share – Diluted	$-	$0.46	$0.84	$0.68
Add:
Change due to Unrealized Loss (Gain) on Derivative Instruments, Net of Tax	0.22	(0.27)	(0.17)	(0.27)
Change due to Severance Expense, Net of Tax	0.05	-	0.04	-
Adjusted Net Income Per Common Share – Diluted	$0.27	$0.19	$0.71	$0.41
_________________
(a)
Adjusted to reflect related tax benefit (expense) of $8,879,000 and ($10,339,000) for the three months ended September 30, 2012 and 2011, respectively, and ($7,214,000) and ($10,171,000) for the nine months ended September 30, 2012 and 2011, respectively.

(b)
Reflects severance expense recognized in connection with the departure of the Company’s president and co-founder, Ryan Gilbertson.  Adjusted to reflect related tax benefit of $1,954,000 for the three and nine months ended September 30, 2012, respectively.